CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 28, 2000, relating to the financial statements and financial highlights which appears in the June 30, 2000 Annual Report to Shareholders of Jurika & Voyles Fund Group which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
October 25, 2000

                          CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated July 23, 1999 on the 1999 financial statements of The Jurika & Voyles Fund Group incorporated by reference, in Post Effective Amendment No.15 to the Registration Statement on Form N-1A, file No. 33-81754, as filed with the Securities and Exchange Commission.


                                        /s/ MCGLADREY & PULLEN, LLP


New York, New York
October 25, 2000